As filed with the Securities and Exchange Commission on December 23, 2008

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

URANIUM RESOURCES, INC

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2212772 (I.R.S. Employer Identification No.)

405 State Highway 121 Bypass Building A, Suite
Suite 110, Lewisville, TX 75067

(972) 219-3330

 (Address, Including Zip Code, and Telephone Number, Including Area Code,

of Registrant’s Principal Executive Offices)

Uranium Resources, Inc.

2007 Restricted Stock Plan

(Full title of the Plan)

Thomas H. Ehrlich
Chief Financial Officer

Uranium Resources, Inc.

405 State Highway Bypass 121,
Building A, Suite 110
Lewisville, Texas 75067
(972) 219-3330

 (Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Alfred C. Chidester

Baker & Hostetler LLP

303 East 17th Avenue Suite 1100

Denver, Colorado 80203

Phone No.: 303-764-4091

Fax No.: 303-861-2307

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Uranium Resources, Inc. 2007 Restricted Stock Plan, Common Stock, $0.001 par value	1,500,000 shares	$0.63	$945,000	$37.14

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Uranium Resources, Inc. 2007 Restricted Stock Plan in connection with share splits, share dividends or similar transactions.

(2) The estimated exercise price of $0.63 per share was computed in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act by averaging the high and low sales prices of Uranium Resources, Inc. Common Stock as quoted on the NASDAQ Global Market on December 18, 2008.

(3) Estimated solely for the purpose of calculating the registration fee.

Explanatory Note

Uranium Resources, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”).  This Registration Statement registers 1,500,000 shares of the Company’s Common Stock (“Common Stock”) which may be issued from time to time to participants under the 2007 Restricted Stock Plan and to register 1,500,000 shares of Common Stock for re-offer and/or re-sale by the individuals listed under the Selling Stockholder section of the Re-Offer Prospectus (collectively, the “Selling Stockholders”), where such shares of Common Stock may be issued in the future to the Selling Stockholders under the 2007 Restricted Stock Plan.

Notwithstanding anything to the contrary herein, registration of the Selling Stockholders’ Common Stock does not necessarily mean that the Selling Stockholders will offer or sell the shares.

This Registration Statement consists primarily of two parts. The first part contains a Re-Offer Prospectus prepared in accordance with Part I of S-3 (in accordance with Instruction C of the General Instructions to Form S-8).  The second part contains information required in the Registration Statement pursuant to Part II of Form S-8.

RE-OFFER PROSPECTUS

1,500,000 Shares of Common Stock

for Resale by Certain Stockholders

Uranium Resources, Inc.

This Re-Offer Prospectus relates to the resale of up to 1,500,000 shares of the Common Stock, par value $0.001 per share, of Uranium Resources, Inc. (“Company”) that may be offered and sold, from time to time, by the Selling Stockholders identified under the caption “SELLING STOCKHOLDERS” in this Re-Offer Prospectus.  The shares were acquired by the Selling Stockholders pursuant to the 2007 Restricted Stock Plan.  The registration of the Common Stock by the Selling Stockholders does not necessarily mean that the Selling Stockholders will offer or sell their respective shares.

All of the proceeds from the sale of the shares covered by this Re-Offer Prospectus will be received by the Selling Stockholders.  We will not receive any of the proceeds from the sale of those shares.

Our Common Stock is traded on the NASDAQ Global Market under the symbol “URRE.”  On December 18, 2008, the last reported sales price for our Common Stock on the NASDAQ Global Market was $0.63 per share.

See “Risk Factors” beginning on page 5 of this Re-Offer Prospectus for factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this Re-Offer Prospectus.  Any representation to the contrary is a criminal offense.

This Re-Offer Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

Our mailing address and telephone number is as follows:

405 State Highway Bypass 121,
Building A, Suite 110
Lewisville, Texas 75067
(972) 219-3330

The date of this Re-Offer Prospectus is December  , 2008.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Re-Offer Prospectus and the documents we have incorporated by reference contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements convey our current expectations or forecasts of future events. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are generally identifiable by use of the words “estimate,” “project,” “believe,” “intend,” “plan,” “anticipate,” “expect” and similar expressions. These forward-looking statements include management’s expectations regarding our reserves and mineralized uranium material, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico and planned dates for commencement of production. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Actual results could differ materially from those in forward-looking statements because of, among other reasons, the factors described below and in the periodic reports that we file with the SEC from time to time, including Forms 10-K, 10-Q and 8-K and any amendments thereto. The forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks.

Key factors that could cause actual results to be different than expected or anticipated include, but are not limited to:

•                  the price of uranium;

•                  weather conditions;

•                  operating conditions at our mining projects;

•                  government regulation of the mining industry and the nuclear power industry;

•                  the world-wide supply and demand of uranium;

•                  availability of capital;

•                  timely receipt of mining and other permits from regulatory agencies; and

•                  the risks set forth herein under the caption “Risk Factors.”

In light of these risks, uncertainties and assumptions, you are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this Re-Offer Prospectus or as of the date of any document incorporated by reference in this Re-Offer Prospectus, as applicable. When considering forward-looking statements, you should keep in mind the cautionary statements in this Re-Offer Prospectus and the documents incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this Re-Offer Prospectus might not occur.

AVAILABLE INFORMATION

On December 23, 2008, the Company filed with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-8 under the Securities Act with respect to the Common Stock issued and issuable pursuant to the 2007 Restricted Stock Plan (“Registration Statement”).  This Re-Offer Prospectus is part of that Registration Statement, but does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about the Company.

Statements in this Re-Offer Prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the Registration Statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

RE-OFFER PROSPECTUS SUMMARY

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this Re-Offer Prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this Re-Offer Prospectus shall be deemed to be modified or superseded for purposes of this Re-Offer Prospectus to the extent that a statement contained in this Re-Offer Prospectus or in any other document which also is or is deemed to be incorporated by reference in this Re-Offer Prospectus modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Re-Offer Prospectus.  You should read the detailed information regarding our company, our Common Stock and our financial statements and notes to those statements appearing elsewhere in this Re-Offer Prospectus or incorporated herein by reference.  References in this Re-Offer Prospectus to “our company,” “we,” “our,” and “us” refer to Uranium Resources, Inc.

Uranium Resources, Inc. (“URI” or the “Company”) is involved in all aspects of the uranium mining business including exploration, mine development and production. We were organized in 1977 to develop uranium mines in South Texas using an in situ recovery mining process (“ISR”).

Our principal executive offices are located at 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas, and our telephone number is (972) 219-3330.

OFFERING

Issuer	Uranium Resources, Inc.

Common Stock offered by the Selling Stockholders	1,500,000 shares

Use of Proceeds

The proceeds from the sale of the securities covered by this Re-Offer Prospectus will be received by the Selling Stockholders.  The Company will not receive any of the proceeds from any sale by any Selling Stockholder of the securities covered by this Re-Offer Prospectus.  See “Use of Proceeds.”

Listing of Common Stock	The Company’s Common Stock is listed on the NASDAQ Global Market under the symbol “URRE.”

RISK FACTORS

You should carefully consider the general discussion of risk factors set forth in the material set forth under the caption “Business - Risk Factors” in our Form 10-K/A, and any amendments thereto, before making your investment decision, as well as those contained in any filing with the Commission subsequent to the date of this Re-Offer Prospectus.  Those risks are not the only risks we face.  Additional risks that we do not yet know of or that we currently judge to be immaterial may also impair our business operations.  If any of the events or circumstances described in the aforementioned risks or other material actually occurs, our business, financial condition, or results of operations could be materially adversely affected.  In such case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

The factors identified below are important factors, but not necessarily all of the important factors, that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward-looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company.

We have significantly curtailed our uranium production and expect our currently producing wellfields to cease production in the first quarter of 2009.  If we cannot add additional reserves to replace production in the future, monetize certain existing Company assets and/or have the ability to access additional sources of private or public capital we may not be able to remain in business.

Our Vasquez project has been depleted of its economically recoverable reserves and our Rosita and Kingsville Dome projects have minimal identified economically recoverable reserves.  Our future uranium production, cash flow and income are dependent upon our ability to bring on new, as yet unidentified wellfields and to acquire and develop additional reserves.  We cannot assure investors that our properties will be placed into production or that we will be able to continue to find, develop, acquire and finance additional reserves.

On May 19, 2008, we raised approximately $14.3 million in gross proceeds in a private placement to institutional investors.  Our use of those proceeds may not improve our operating results or increase the value of your investment.

The net proceeds from the offering were raised to provide for the acquisition, exploration and development of properties in Texas and general working capital purposes.  The use of these proceeds may not improve our operating results or otherwise increase the value of the investment in shares of our Common Stock.

Future sale of shares of our Common Stock in the public market could depress our stock price.

We cannot predict the effect, if any, that market sales of shares of Common Stock from time to time or the availability of shares of Common Stock for sale will have on the prevailing market price of our Common Stock.  In particular, upon the effectiveness of this registration statement, the Selling Stockholders may sell their securities in the public market through any means described in the section hereof entitled “Plan of Distribution”.

We may not be able to mine a substantial portion of our uranium in New Mexico until a mill is built in New Mexico.

A substantial portion of our uranium in New Mexico will not be able to be mined unless a mill is built in New Mexico.

We may need to obtain additional financing in order to implement our business plan, and the inability to obtain it could cause our business plan to fail.

As of December 1, 2008, we had approximately $13.5 million in cash. We could require additional financing in order to complete our plan of operations. We may not be able to obtain all of the financing we require. Our ability to obtain additional financing is subject to a number of factors, including the market price of uranium, market conditions, investor acceptance of our business plan, and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. In recognition of current economic conditions and the planned shut-down of production we have significantly reduced our spending, delayed or cancelled planned activities and substantially changed our current corporate structure. However, these actions could have material adverse effects on our business, revenues, operating results, and prospects, resulting in a possible failure of our business.

Terms of subsequent financings may adversely impact an investor’s investment.

In order to finance our cash needs, we will have to raise equity or debt in the future. We currently have no authorized preferred stock. An investor’s rights and the value of an investor’s investment in our Common Stock could be reduced. For example, if we have to issue secured debt securities, the holders of the debt would have a claim to our assets that would be prior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results.

Possible dilution to shareholders.

Shareholders may be diluted in their ownership if we raise capital. Direct dilution would occur if we sell Common Stock or debt convertible into Common Stock, with conversion and other terms which large institutions can negotiate for substantial capital financings which result in more favorable terms than buying stock in the market. Indirect dilution would occur if institutional financing is raised for a subsidiary company. In this scenario, the percentage of the subsidiary held by us would be diluted.

If Itochu makes a negative investment decision, our Joint Venture with Itochu for the development of the Church Rock Property will terminate, and we will not have a committed source of financing for the development of our Church Rock Property.

On December 5, 2006, HRI-Church Rock, Inc., a wholly owned subsidiary of the Company, entered into a joint venture with a wholly owned subsidiary of Itochu Corporation to develop jointly our Church Rock property in New Mexico.  Under the terms of the joint venture, both parties had until April 2, 2007 to make a preliminary investment decision whether to move forward with the joint venture.  The parties then agreed to extend that date to February 1, 2009.  If Itochu makes a negative investment decision, the joint venture will terminate and we will not have a committed source of financing for the development of our Church Rock property but we will retain all of the rights to the asset.

Our ability to function as an operating mining company will be dependent on our ability to mine our properties at a profit sufficient to finance further mining activities and for the acquisition and development of additional properties.  The volatility of uranium prices makes long-range planning uncertain and raising capital difficult.

We have made the decision to defer all activities for delineation and development of new wellfields at our South Texas projects and expect production from our remaining operating wellfields at Kingsville Dome to be depleted in the first quarter of 2009.  This decision will limit our ability to generate additional cash from operations.  Our ability to operate on a positive cash flow basis will be dependent on mining sufficient quantities of uranium at a profit sufficient to finance our operations and for the acquisition and development of additional mining properties.  Any profit will necessarily be dependent upon, and affected by, the long and short term market prices of uranium, which are subject to significant fluctuation. Uranium prices have been and will continue to be affected by numerous factors beyond our control.  These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium supply from secondary sources and uranium production levels and costs of production.  A significant, sustained drop in uranium prices may make it impossible to operate our business at a level that will permit us to cover our fixed costs or to remain in operation.

The Navajo Nation ban on uranium mining in Indian Country encompasses approximately 84% of our in-place mineralized uranium material on our properties in New Mexico and will adversely affect our ability to mine unless the ban is overturned.

In February 2007, the United States Environmental Protection Agency, or USEPA, determined that Section 8 of our Church Rock property was Indian Country and that the USEPA and not the state of New Mexico has the authority to issue the Underground Injection Control, or UIC, permits for Section 8 that are a precondition to mining. We have appealed that decision to the United States Court of Appeals for the Tenth Circuit.  The case has been briefed, and oral argument occurred on May 12, 2008.  The expansive definition of Indian Country adopted by the USEPA may encompass properties owned by non-Indians within Navajo chapters in New Mexico.  If that expansive definition prevails, as much as 84% of our in-place mineralized uranium materials in New Mexico could be in Indian Country.

In April 2005, the Navajo Nation Council passed the Diné Natural Resources Protection Act of 2005 prohibiting uranium mining and processing on any sites within Indian Country.  We believe that the ban is beyond the jurisdiction of the Navajo Nation. However, the ban may prevent us from developing and operating the properties until the jurisdictional issue is resolved.

Our inability to obtain financial surety would threaten our ability to continue in business.

Future bonding requirements to comply with federal and state environmental and remediation requirements and to secure necessary licenses and approvals will increase significantly when future development and production occurs at our sites in Texas and New Mexico. The amount of the bonding for each producing property is subject to annual review and revision by regulators. We expect that the issuer of the bonds will require us to provide cash collateral equal to the face amount of the bond to secure the obligation.  In the event we are not able to raise, secure or generate sufficient funds necessary to satisfy these bonding requirements, we will be unable to develop our sites and bring them into production, which inability will have a material adverse impact on our business and may negatively affect our ability to continue to operate.

Our operations are subject to environmental risks.

We are required to comply with environmental protection laws and regulations and permitting requirements, and we anticipate that we will be required to continue to do so in the future. We have expended significant resources, both financial and managerial, to comply with environmental protection laws, regulations and permitting requirements and we anticipate that we will be required to continue to do so in the future.  The material laws and regulations within the U.S. that the Company must comply with include the Atomic Energy Act, Uranium Mill Tailings Radiation Control Act of 1978, or UMTRCA, Clean Air Act, Clean Water Act, Safe Drinking Water Act, Federal Land Policy Management Act, National Park System Mining Regulations Act, and the State Mined Land Reclamation Acts or State Department of Environmental Quality regulations, as applicable.

We are required to comply with the Atomic Energy Act, as amended by UMTRCA, by applying for and maintaining an operating license from the NRC and the state of Texas. Uranium operations must conform to the terms of such licenses, which include provisions for protection of human health and the environment from endangerment due to radioactive materials. The licenses encompass protective measures consistent with the Clean Air Act and the Clean Water Act. We intend to utilize specific employees and consultants in order to comply with and maintain our compliance with the above laws and regulations.  Mining operations may be subject to other laws administered by the federal Environmental Protection Agency and other agencies.

The uranium industry is subject not only to the worker health and safety and environmental risks associated with all mining businesses, but also to additional risks uniquely associated with uranium mining and milling. The possibility of more stringent regulations exists in the areas of worker health and safety, storage of hazardous materials, standards for heavy equipment used in mining or milling, the disposition of wastes, the decommissioning and reclamation of exploration, mining and in-situ sites, climate change and other environmental matters, each of which could have a material adverse effect on the costs or the viability of a particular project. We cannot predict what environmental legislation, regulation or policy will be enacted or adopted in the future or how future laws and regulations will be administered or interpreted. The recent trend in environmental legislation and regulation, generally, is toward stricter standards, and this trend is likely to continue in the future. This recent trend includes, without limitation, laws and regulations relating to air and water quality, mine reclamation, waste handling and disposal, the protection of certain species and the preservation of certain lands. These regulations may require the acquisition of permits or other authorizations for certain activities. These laws and regulations may also limit or prohibit activities on certain lands. Compliance with more stringent laws and regulations, as well as potentially more vigorous enforcement policies or stricter interpretation of existing laws, may necessitate significant capital outlays, may materially affect our results of operations and business, or may cause material changes or delays in our intended activities.

Our operations may require additional analysis in the future including environmental, cultural and social impact and other related studies. Certain activities require the submission and approval of environmental impact assessments. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers, and employees. We cannot assure investors that we will be able to obtain or maintain all necessary permits that may be required to continue our operation or our exploration of our properties or, if feasible, to commence development, construction or operation of mining facilities at such properties on terms which enable operations to be conducted at economically justifiable costs. If we are unable to obtain or maintain permits or water rights for development of our properties or otherwise fail to manage adequately future environmental issues, our operations could be materially and adversely affected.

Because mineral exploration and development activities are inherently risky, we may be exposed to environmental liabilities and other dangers.  If we are unable to maintain adequate insurance or liabilities exceed the limits of our insurance policies, we may be unable to continue operations, which may result in a loss of an investors’ investment.

The business of mineral exploration and extraction involves a high degree of risk. Few properties that are explored are ultimately developed into production. Unusual or unexpected formations, formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in extraction operations and the conduct of exploration programs. Previous mining operations may have caused environmental damage at certain of our properties. It may be difficult or impossible to assess the extent to which such damage was caused by us or by the activities of previous operators, in which case, any indemnities and exemptions from liability may be ineffective. If any of our properties are found to have commercial quantities of uranium, we would be subject to additional risks respecting any development and production activities. Most exploration projects do not result in the discovery of commercially mineable deposits of uranium.

Although we carry liability insurance with respect to our mineral exploration operations, we may become subject to liability for damage to life and property, environmental damage, cave-ins or hazards against which we cannot insure or against which we may elect not to insure. In addition, the insurance industry is undergoing change and premiums are being increased. If premiums should increase to a level we cannot afford, we could not continue in business.

We face risks related to exploration and development, if warranted, on our properties.

Our level of profitability, if any, in future years will depend to a great degree on uranium prices and whether any of our exploration stage properties can be brought into production. The exploration for and development of uranium deposits involves significant risks. It is impossible to ensure that the current and future exploration programs and/or feasibility studies on our existing properties will establish reserves. Whether a uranium ore body will be commercially viable depends on a number of factors, including, but not limited to: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; uranium prices, which cannot be predicted and which have been highly volatile in the past; mining, processing and transportation costs; perceived levels of political risk and the willingness of lenders and investors to provide project financing; labor costs and possible labor strikes; and governmental regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting materials, foreign exchange, environmental protection, employment, worker safety, transportation, and reclamation and closure obligations.

The only market for uranium is nuclear power plants world wide, and there are a limited number of customers.

We are dependent on a limited number of electric utilities that buy uranium for nuclear power plants. Because of the limited market for uranium, a reduction in purchases of newly produced uranium by electric utilities for any reason (such as plant closings) would adversely affect the viability of our business.

The price of alternative energy sources affects the demand for and price of uranium.

The attractiveness of uranium as an alternative fuel to generate electricity is to some degree dependent on the relative prices of oil, gas, coal and hydro-electricity and the possibility of developing other low cost sources for energy.

Public acceptance of nuclear energy is uncertain.

Maintaining the demand for uranium at current levels and future growth in demand will depend upon acceptance of nuclear technology as a means of generating electricity. Lack of public acceptance of nuclear technology would adversely affect the demand for nuclear power and potentially increase the regulation of the nuclear power industry.

Competition from better-capitalized companies affects prices and our ability to acquire properties and personnel.  Because we have limited capital, inherent mining risks pose a significant threat to us compared to our larger competitors.

There is global competition for uranium properties, capital, customers and the employment and retention of qualified personnel. In the production and marketing of uranium, there are approximately 15 major producing entities, some of which are government controlled and all of which are significantly larger and better capitalized than we are. Many of these organizations also have substantially greater technical, manufacturing and distribution resources than we have.  We also compete with uranium recovered from the de-enrichment of highly enriched uranium obtained from the dismantlement of United States and Russian nuclear weapons and imports to the United States of uranium from the former Soviet Union.  In addition, there are numerous entities in the market that compete with us for properties and are attempting to become licensed to operate ISR facilities.  Because we have limited capital, we are unable to withstand significant losses that can result from inherent risks associated with mining, including environmental hazards, industrial accidents, flooding, interruptions due to weather conditions and other acts of nature. Such risks could result in damage to or destruction of our infrastructure and production facilities, as well as to adjacent properties, personal injury, environmental damage and processing and production delays, causing monetary losses and possible legal liability.

Industry-wide competition for exploration, development, mining and milling equipment could delay production.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, and certain equipment such as bulldozers, drilling rigs, logging trucks and other equipment that we might need to conduct exploration development, mining and milling.  We will attempt to locate additional products, equipment and materials as needed. If we cannot find the products and equipment we need, we will have to suspend our exploration and development plans until we do find the products and equipment we need.  These types of shortages could delay our production.

Our business could be harmed if we lose the services of our key personnel.

Our business and mineral exploration programs depend upon our ability to employ the services of geologists, accountants and other experts.  In operating our business and in order to continue our programs, we compete for the services of professionals with other mineral exploration companies and businesses.  In addition, several entities have expressed an interest in hiring certain of our employees.  Our ability to maintain and expand our business and continue our exploration programs may be impaired if we are unable to continue to employ or engage those parties currently providing services and expertise to us or identify and engage other qualified personnel to do so in their place.  To retain key employees, we may face increased compensation costs, including potential new stock incentive grants.

Over 35.1% of our Common Stock is controlled by 4 record owners and management.

Over 26.4% of our Common Stock is controlled by three significant stockholders. In addition, our directors and officers are the beneficial owners of approximately 8.7% of our Common Stock. This includes, with respect to both groups, shares that may be purchased upon the exercise of outstanding options. Such ownership by the Company’s principal shareholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

The availability for sale of a large amount of shares may depress the market price of our Common Stock.

                As of December 1, 2008, 55,885,549 shares of our Common Stock are currently outstanding, all of which are registered or otherwise transferable. The availability for sale of such a large amount of shares may depress the market price of our Common Stock and impair our ability to raise additional capital through the public sale of our Common Stock. We have no arrangement with any of the holders of the foregoing shares to address the possible effect on the price of our Common Stock of the sale by them of their shares.

USE OF PROCEEDS

The proceeds from the sale of the Common Stock covered by this Re-Offer Prospectus will be received by the Selling Stockholders.  We will not receive any proceeds from the sale by any Selling Stockholder of the shares of Common Stock offered by this Re-Offer Prospectus.

SELLING STOCKHOLDERS

This Re-Offer Prospectus covers offers and sales from time to time by Selling Stockholders of up to 1,500,000 shares of the Company’s Common Stock, to be issued to the Selling Stockholders pursuant to the terms of the 2007 Restricted Stock Plan.  Under Rule 416 of the Securities Act, the Selling Stockholders may also offer and sell Common Stock issued to the Selling Stockholders are a result of, among other things, stock splits, stock dividends and other similar events that affect the number of common shares held by the Selling Stockholders.  However, registrations of the Selling Stockholders’ Common Stock does not necessarily mean that the Selling Stockholders will offer or sell any of their shares.  The Selling Stockholders are or may be affiliates of the Company pursuant to Rule 144 of the Securities Act.

The following table sets forth, as of December 1, 2008, the name of each of the Selling Stockholders, the nature of his, her or its position, office, or other material relationship to the Company or its subsidiaries within the most recent past three years, and the number of shares of Common Stock which each such Selling Stockholder owned of record as of the date of this Re-Offer Prospectus.  The table also sets forth the number of shares of Common Stock owned by each Selling Stockholder that are offered for sale by this Re-Offer Prospectus and the number and percentage of shares of Common Stock to be held by each such Selling Stockholder assuming the sale of all the shares offered hereby.  The Company may supplement this Re-Offer Prospectus from time to time to disclose the names, relationships to the Company and holding of Securities of additional Selling Stockholders.  No statement contained herein nor the delivery of this Re-Offer Prospectus in connection with a sale by any Selling Stockholder shall be deemed an admission by the Company or such Selling Stockholder that such Selling Stockholder is in a control relationship with the Company within the meaning of the Securities Act.

Name and Relationship To Company if any(1)	Number of Shares of Common Stock Owned as December 1, 2008	Maximum Number of Shares to be Sold Pursuant to this Offering	Number of Shares of Common Stock to be Held Assuming Sale of all the Shares Offered Hereby	Percentage of Common Stock to be Held Assuming Sale of all the Shares Offered Hereby (1)

Randy Foote, Director of New Mexico Operations	30,000	30,000	—	—
Theodore J. Gengler, Manager Land and Permitting	20,000	20,000	—	—
Mathew F. Lueras, Controller, New Mexico	10,000	10,000	—	—
April M. Wade, Vice President Communications and Government Relations	10,000	10,000	—	—

(1)                                  Does not include percentages of less than 0.1%.

PLAN OF DISTRIBUTION

The number of shares registered for resale by the Selling Stockholders and covered by this Re-Offer Prospectus is 1,500,000 and represents 2.6% of the total outstanding shares of Common Stock, assuming all shares registered hereunder are issued pursuant to the terms of the 2007 Restricted Stock Plan. However, registration of the Selling Stockholders’ Common Stock does not necessarily mean that the Selling Stockholders will offer or sell the shares. The securities may be sold from time to time by the Selling Stockholders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market at prices and on terms then prevailing or in negotiated transactions.

All costs, expenses and fees in connection with the registration of the securities will be borne by us. Commissions, discounts and transfer taxes, if any, attributable to the sales of the securities will be borne by the Selling Stockholders. Brokers may receive compensation in the form of customary brokerage commissions, discounts or concessions from Selling Stockholders in amounts to be negotiated in connection with sales pursuant hereto. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

The Selling Stockholders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the Selling Stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while such Selling Stockholders are distributing shares covered by this Prospectus. Accordingly, the Selling Stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The Selling Stockholders are advised that if a particular offer of Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of 200,000,000 shares of Common Stock, par value $0.001 per share. As of December 1, 2008, 55,885,549 shares of our Common Stock were issued and outstanding, all of which are fully paid and non-assessable. There are no preemptive, subscription, conversion or redemption rights pertaining to our Common Stock. The absence of preemptive rights could result in a dilution of the interest of existing shareholders should additional shares of Common Stock be issued. Holders of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors out of assets legally available therefore and to share ratably in our assets upon liquidation.

Each share of our Common Stock is entitled to one vote for all purposes and cumulative voting is not permitted in the election of directors. Accordingly, the holders of more than fifty percent of all of the outstanding shares of our Common Stock can elect all of the directors. Matters to be voted upon by the holders of our Common Stock require the affirmative vote of a majority of the votes cast at a shareholders meeting at which a quorum is present.

Corporate Stock Transfer, Denver, Colorado is the transfer agent and registrar for our Common Stock.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for us by Baker & Hostetler LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Uranium Resources, Inc. as of December 31, 2007 and December 31, 2006 and for each of the fiscal years ended December 31, 2007, December 31, 2006 and December 31, 2005, incorporated by reference in this Re-Offer Prospectus and registration statement have been audited by Hein & Associates LLP, independent registered public accounting firm, as set forth in their report, incorporated by reference, and are incorporated by reference in reliance upon that report given on the authority of Hein & Associates LLP as experts in accounting and auditing.

The information regarding our uranium mineralized materials in New Mexico incorporated by reference in this Re-Offer Prospectus is included in reliance on the report submitted by Behre Dolbear & Company (USA), an independent private engineering firm, and has been included herein in reliance on the authority of such firm as experts in geology and engineering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.  Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Re-Offer Prospectus and to be a part hereof from the date of the filing of such documents. The documents listed in (1) through (4) below are incorporated by reference in this Re-Offer Prospectus.  Information that we file later with the Commission will automatically update and supersede the information contained in these documents:

(1)	The Company’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 17, 2008;

(2)	The Company’s annual report on Form 10-K/A for the year ended December 31, 2007, filed with the Commission on April 10, 2008;

(3)	The Company’s quarterly report on Form 10-Q filed with the Commission on November 11, 2008; and

(4)

The Company’s Current Reports on Form 8-K filed with the Commission on January 2, 2008, March 17, 2008, May 14, 2008, May 19, 2008, June 12, 2008, June 27, 2008, July 10, 2008, July 31, 2008, August 11, 2008, November 12, 2008 and December 19, 2008.

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Uranium Resources, Inc. 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas 75067 Attn: David N. Clark (972) 219-3330

You should rely only on the information contained in this Re-Offer Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Re-Offer Prospectus or any Re-Offer Prospectus supplement.  This Re-Offer Prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.  The information contained in this Re-Offer Prospectus is accurate only as of the date of this Re-Offer Prospectus, regardless of the time of delivery of this Re-Offer Prospectus or any sale of our Common Stock.

1,500,000 Shares

of Common Stock

Uranium Resources, Inc.

Re-Offer Prospectus

December     , 2008

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) RE-OFFER PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as Re-Offer Prospectuses or Re-Offer Prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a Re-Offer Prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Re-Offer Prospectus and to be a part hereof from the date of the filing of such documents. The documents listed in (1) through (4) below are incorporated by reference in this Re-Offer Prospectus.  Information that we file later with the Commission will automatically update and supersede the information contained in these documents:

(1)                 The Company’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 17, 2008;

(2)                 The Company’s annual report on Form 10-K/A for the year ended December 31, 2007, filed with the Commission on April 10, 2008;

(3)                 The Company’s quarterly report on Form 10-Q filed with the Commission on November 11, 2008; and

(4)                 The Company’s Current Reports on Form 8-K filed with the Commission on January 2, 2008, March 17, 2008, May 14, 2008, May 19, 2008, June 12, 2008, June 27, 2008, July 10, 2008, July 31, 2008, August 11, 2008, November 12, 2008 and December 19, 2008.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Re-Offer Prospectus), other  documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the 2007 Restricted Stock Plan are available without charge to participants by contacting Uranium Resources, Inc. 405 State Highway Bypass 121, Building A, Suite 110 Lewisville, Texas 75067 Attention: Corporate Secretary.

Item 4.	Description of Securities

Not Applicable

Item 5.	Interests of Named Experts and Counsel

Not Applicable

Item 6.	Indemnification of Directors and Officers

 Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees) that are actually and reasonably incurred by him (“Expenses”), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The Delaware General Corporation Law (the “DGCL”) also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director’s or officer’s litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

Our Bylaws and Restated Certificate of Incorporation provide for indemnification of our directors and officers and for advancement of litigation expenses to the fullest extent permitted by current Delaware law.

We maintain a policy of directors and officers liability insurance which reimburses us for expenses which we may incur in connection with the foregoing indemnity provisions and which may provide direct indemnification to directors and officers where we are unable to do so.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the above, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption From Registration Claimed

Not Applicable

 Item 8.

The information required by this Item 8 is set forth in the Index to Exhibits accompanying this Registration Statement.

Item 9. Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any Re-Offer Prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the Re-Offer Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Re-Offer Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the Registrant is relying on Rule 430B:

(A) Each Re-Offer Prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Re-Offer Prospectus was deemed part of and included in the registration statement; and

(B) Each Re-Offer Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Re-Offer Prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the Re-Offer Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Re-Offer Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Re-Offer Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Re-Offer Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Re-Offer Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communication, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary Re-Offer Prospectus or Re-Offer Prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing Re-Offer Prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing Re-Offer Prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           The undersigned Registrant hereby further undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Lewisville, State of Texas, on the 23rd day of December, 2008.

Uranium Resources, Inc.

	By:	/s/ David N. Clark
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date
/s/ Paul K. Willmott	Executive Chairman and Director	December 23, 2008
Paul K. Willmott

/s/ David N. Clark	President, Chief Executive Officer and Director	December 23, 2008
David N. Clark

/s/ Richard A. Van Horn	Executive Vice President and Chief Operating Officer	December 23, 2008
Richard A. Van Horn

/s/ Thomas H. Ehrlich	Vice President—Finance and Chief Financial Officer	December 23, 2008
Thomas H. Ehrlich	(Principal Financial and Accounting Officer)

/s/ Terence J. Cryan	Director	December 23, 2008
Terence J. Cryan

/s/ Leland O. Erdahl	Director	December 23, 2008
Leland O. Erdahl

/s/ Marvin K. Kaiser	Director	December 23, 2008
Marvin K. Kaiser

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David N. Clark, Richard A. Van Horn and Thomas H. Ehrlich, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul K. Willmott	Executive Chairman and Director	December 23, 2008
Paul K. Willmott

/s/ David N. Clark	President, Chief Executive Officer and
David N. Clark	Director	December 23, 2008

/s/ Richard A. Van Horn	Executive Vice President & Chief Operating
Richard A. Van Horn	Officer	December 23, 2008

Chief Financial Officer, Vice President of
/s/ Thomas H. Ehrlich	Finance, Secretary and Treasurer	December 23, 2008
Thomas H. Ehrlich

/s/ Terence J. Cryan	Director	December 23, 2008
Terence J. Cryan

/s/ Leland O. Erdahl	Director	December 23, 2008
Leland O. Erdahl

/s/ Marvin K. Kaiser	Director	December 23, 2008
Marvin K. Kaiser

EXHIBIT INDEX

Exhibit
Number	Description

4.1*	Uranium Resources, Inc. 2007 Restricted Stock Plan (filed with the Company’s Form 10-Q dated May 10, 2007, SEC File No. 000-17171).
5.1	Opinion of Baker & Hostetler LLP, counsel to the Company
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Baker & Hostetler LLP, counsel to the Company (included in Exhibit 5.1)
23.3	Consent of Behre Dolbear & Company (USA) Inc.
24.1	Power of Attorney (included on page II-6 of this Registration Statement)

*	Not filed herewith. Incorporated by reference pursuant to Rule 12b-32 under the Securities Exchange Act of 1934.